                                                                      Exhibit 11
                                                                    3/31/95 10-Q



                                  Plexus Corp.
             Statement Regarding Computation of Per Share Earnings
                    (In thousands, except per share amounts)
                                  ----------



                                               Quarter Ended 3/31/95         Six-months Ended 3/31/95
                                               ---------------------         ------------------------
                                               Common and                    Common and
                                                 Common            Fully       Common          Fully
                                               Equivalent         Diluted    Equivalent       Diluted
                                               ----------         -------    ----------       -------
Net income                                     $1,470             $1,470     $2,365           $2,365
                                               ======             ======     ======           ======


Weighted average number
         of common shares
         outstanding                            6,460              6,460      6,460            6,460

Adjustment:
         Assumed issuances under
                 stock option plan                 92                105         74              105
         Assumed conversion of
                 preferred stock                  555                555        555              555
                                               ------             ------     ------           ------

         Common equivalent shares
                 outstanding                    7,107              7,120      7,089            7,120
                                               ======             ======     ======           ======



Net income per common share                      $.21               $.21       $.33             $.33
                                               ======             ======     ======           ======
